Seligman High Income Fund Series, Inc.
                                                SUB-ITEM 77I: Exhibit
                                        Terms of new and amended securities


Information regarding the sales charges in respect of the Registrant's Class A shares, effective as of January 7, 2008, and the conversion of the Registrant's Class D shares into Class C shares, effective at the close of business on May 16, 2008, is incorporated by reference to the Registrant's Prospectuses filed on Form 497 on May 5, 2008 (SEC Accession No. 0001193125-08-102344).